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                                                                   EXHIBIT 10.24

                                FIRST AMENDMENT
                                    TO THE
                             AK STEEL CORPORATION
                          DEFERRED COMPENSATION PLAN

        Pursuant to the power of amendment reserved to AK Steel Holding Corporation (the "Company") in Section 9.4 of the AK Steel Corporation Deferred Compensation Plan as adopted on November 16, 1995 (the "Plan"), the Plan is hereby amended effective retroactively to the date of inception of the Plan, as follows:

        (1)  Subsection 6.1(d) is changed in its entirety to read as follows:

             "(d) Thrift Plan Transfers.

             By authorizing Elective Deferrals under this Plan, a Member who is eligible to participate in the Thrift Plan shall be deemed to have authorized the Trustee and Administrator to transfer to the Trustee under the Thrift Plan on or before the last day of the Thrift Plan Transfer Period an amount equal to the Thrift Plan Transfer Amount, provided such Member is employed by the Company on the date such transfer would otherwise be made."

        (2)  Section 6.7 is changed in its entirety to read as follows:

        "6.7  Vested Rights

             Except as provided in Section 10.4, a Member's Elective Deferrals, Matched Elective Deferrals, Other Permitted Deferrals, Company Matching Contributions and Incentive Company Contributions shall at all times be fully vested and nonforfeitable. Elective Deferrals, Matched Elective Deferrals and Other Permitted Deferrals shall be credited to the Member's Account on the date such amounts would have been paid to the Member but for the Member's election to defer these amounts under the Plan. Any Incentive Company Contributions and Company Matching Contributions shall be credited to the Member's Account at such time as determined by the Administrator but not less frequently than annually.

             Except as provided in Section 10.4, a Member's investment earnings credited to the Member's Account in accordance with Section 7.2 shall at all times be fully vested and nonforfeitable; provided however, with respect to a Member whose employment with the Company terminates due to the Member's voluntary resignation, such Member shall have a nonforfeitable right to such investment earnings based on the number of years the Member was eligible to participate under the Plan as of his Termination Date in accordance with the following schedule:




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                Years of Eligibility                Vested Percentage
                --------------------                -----------------

                Less than 1                                 0%
                1                                          20%
                2                                          40%
                3                                          60%
                4                                          80%
                5 or more                                 100%"

        IN WITNESS WHEREOF, AK Steel Holding Corporation has caused this First Amendment to be executed this 18th day of September, 1997.


                                        AK STEEL HOLDING CORPORATION


                                        By:    /s/ John G. Hritz
                                              -----------------------------

                                        Title: Vice President
                                              ---------------------------